SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2014

LYONDELLBASELL INDUSTRIES N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-34726	98-0646235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1221 McKinney St. Suite 300 Houston, Texas USA 77010	4th Floor, One Vine Street London W1J0AH The United Kingdom	Stationsplein 45 3013 AK Rotterdam The Netherlands
(Addresses of principal executive offices)

(713) 309-7200	+44 (0)207 220 2600	+31 (0)10 275 5500
(Registrant’s telephone numbers, including area codes)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Explanatory Note

On September 13, 2013, LyondellBasell Industries N.V. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) announcing that the Supervisory Board of the Company approved a new employment contract with Chief Executive Officer, James L. Gallogly. This Amendment No. 1 to the Original Form 8-K is being filed to announce that Mr. Gallogly’s new contract was effective May 14, 2014. In accordance with the terms of the employment contract, on May 14, 2014, Mr. Gallogly was granted performance share unit awards (previously referred to as qualified performance awards granted pursuant to the Company’s Medium Term Incentive Plan), restricted stock unit awards and stock options, all awarded under the Company’s Long Term Incentive Plan.

The form of each of Mr. Gallogly’s Performance Share Unit Award Agreement, Restricted Stock Unit Award Agreement and Nonqualified Stock Option Award Agreement is filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively, and is incorporated by reference herein. The terms of these awards are materially consistent with the terms of awards for named executive officers previously disclosed by the Company, with the exception of the definitions of disability and retirement in each of Mr. Gallogly’s award agreements and the transferability provisions of the award agreement for Mr. Gallogly’s stock options.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Form of Performance Share Unit Award Agreement for James L. Gallogly

10.2	Form of Restricted Stock Unit Award Agreement for James L. Gallogly

10.3	Form of Nonqualified Stock Option Award Agreement for James L. Gallogly

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LYONDELLBASELL INDUSTRIES N.V.

Date: May 19, 2014	By:	/s/ Craig B. Glidden
Craig B. Glidden
Executive Vice President

Exhibit Index

Exhibit	Description

10.1	Form of Performance Share Unit Award Agreement for James L. Gallogly

10.2	Form of Restricted Stock Unit Award Agreement for James L. Gallogly

10.3	Form of Nonqualified Stock Option Award Agreement for James L. Gallogly